Exhibit 4.3

BRITISH TELECOMMUNICATIONS plc

Issuer

TO

LAW DEBENTURE TRUST COMPANY OF NEW YORK

Trustee

Second Supplemental Indenture

Dated as of December 12, 2007

$600,000,000 5.15% Notes due 2013

$600,000,000 5.95% Notes due 2018

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of December 12, 2007, among British Telecommunications plc, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 81 Newgate Street, London EC1A 7AJ, England and Law Debenture Trust Company of New York, having its principal office at 400 Madison Avenue, 4th Floor, New York, NY 10017, United States (the “Trustee”).

RECITALS

WHEREAS, the Company and Citibank, N.A., a national banking association duly organized and existing under the laws of the United States (the “Former Trustee”) entered into an indenture, dated as of December 12, 2000 (the “Original Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness in one or more series as provided in the Indenture;

WHEREAS, the Company and the Former Trustee entered into a supplemental indenture, dated as of December 12, 2000 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), creating and issuing four series of notes;

WHEREAS, the Company, the Former Trustee and the Trustee entered into an Instrument of Resignation, Appointment and Acceptance, dated as of August 22, 2007, whereby the Former Trustee resigned as trustee, and the Trustee was appointed, and accepted its appointment, as trustee under the Indenture;

WHEREAS, Section 901 of the Original Indenture provides that, without the consent of any Holders of Securities (as defined in the Original Indenture), the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, for certain purposes, including to add to the covenants of the Company for the benefit of the Holders of all or any series of securities, or to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series, provided that any such addition, change, or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision or (B) modify the rights of the Holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security Outstanding;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Company may, from time to time, create and issue any series of securities in one or more indentures supplemental to the Original Indenture;

WHEREAS, on the date hereof the Company intends to issue pursuant to its Registration Statement on Form F-3 (File No. 333-147834) (the “Registration Statement”), dated December 5, 2007, the Prospectus Supplement dated December 5, 2007 and related Base Prospectus dated December 5, 2007 (together, the “Prospectus”) and the Original Indenture, US$600,000,000 of 5.15% senior notes due 2013 (the “2013 Notes”) and US$600,000,000 of 5.95% senior notes due 2018 (the “2018 Notes” and, together with the 2013 Notes, the “Notes”), having the terms and conditions contemplated in the Prospectus as provided for in the Original Indenture, as supplemented by this Second Supplemental Indenture;

WHEREAS, the Board of Directors of the Company has authorized this Second Supplemental Indenture;

WHEREAS, any and all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Original Indenture have been performed and fulfilled and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized;

WHEREAS, pursuant to Section 901 of the Original Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree, for the equal and ratable benefit of the Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Second Supplemental Indenture.

Section 1.02. Additional Definitions. For the benefit of the Holders of the Notes, Section 101 of the Original Indenture shall be amended by adding the following new definitions:

“Adjusted Share Capital and Reserves” means at any time the aggregate of (a) the amount paid up or credited as paid up on the Company’s share capital; and (b) the total of the capital, revaluation and revenue reserves of the Company and its subsidiaries taken as a whole (the “Group”), including any share premium account, capital redemption reserve and credit balance on the profit and loss account, sums set aside for taxation and amounts attributable to minority interests but deducting any debit balance on the profit and loss account and the cost of any shares of the Company held in an employee share ownership trust or otherwise held by a member of the Group; all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with generally accepted accounting principles in the United Kingdom, but adjusted as may be necessary in respect of any variation in the Company’s paid up share capital or share premium account since the date of that balance sheet in the subsidiaries comprising the Group. A certificate of the Company signed by two directors of the Company as to the amount of the Adjusted Share Capital and Reserves as at any specified date may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on us and the Holders of the Notes.

“Capital Markets Indebtedness” means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, bonds, notes or other securities which are, or which the Company has publicly declared that it intends to have, quoted, listed, dealt in or traded on a stock exchange or other recognized securities market.

“Change of Control” means a change of control in respect of the Company which will be deemed to have occurred if (i) any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of any direct or indirect holding company of the Company, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50% of the issued or allotted ordinary share capital of the Company or (B) shares in the capital of the Company carrying more than 50% of the voting rights normally exercisable at a general meeting of the Company’s shareholders; or (ii) any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of any direct or indirect holding company of the Company, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50% of the issued or allotted ordinary share capital of any direct or indirect holding company of the Company or (B) shares in the capital of any direct or indirect holding company of the Company carrying more than 50% of the voting rights normally exercisable at a general meeting of the shareholders of any such direct or indirect holding company.

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by one of the Reference Treasury Dealers as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. dollar corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Extraordinary Resolution” means (i) a resolution passed at a meeting of the Holders of the Notes duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than three-fourths of the votes given on such poll or (ii) a resolution in writing signed by or on behalf of the Holders of not less than 90% of the nominal amount of the Notes, which resolution in writing may be contained in one document or in several documents in or substantially in like form each signed by or on behalf of one or more Holders of the Notes.

“Holding Company” means a holding company within the meaning of section 736 of the Companies Act 1985.

“Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit agreement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Negative Rating Event” means an event which shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Company does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Company or (ii) if the Company does so seek and use such endeavors, it is unable to obtain such a rating of at last investment grade by the end of the Change of Control Period.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Put Event” means an event which shall be deemed to occur if a Change of Control has occurred and (i) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any), the Notes carry from any Rating Agency: (A) an investment grade credit rating (Baa3/BBB-, or equivalent, or better) and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Bal/BB+, or equivalent, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or (B) a Non-Investment Grade Rating and such rating from any Rating Agency is, within the Change of Control Period, either downgraded by one or more notches (by way of example, Ba1 to Ba2 being one notch) or withdrawn and is not, within the Change of

Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or (C) no credit rating and a Negative Rating Event also occurs within the Change of Control period; provided that if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub paragraph (A) will apply; and (ii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (A) and (B) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of Negative Rating Event, the relevant Rating Agency announces publicly or confirms in writing to the Company or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.

“Rating Agency” means Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings Ltd. (“Fitch”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. (“S&P”) or any of their respective successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Company from time to time with the prior written approval of the Trustee.

“Reference Treasury Dealer” means each of five banks selected by the Company, or their affiliates which are (A) primary U.S. Government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Relevant Potential Change of Control Announcement” means any public announcement or statement by or on behalf of the Company, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.

“Remaining Term Interest” means, with respect to any note, the aggregate amount of scheduled payment(s) of interest on such note for the remaining term of such note determined on the basis of the rate of interest applicable to such note from and including the date on which such note is to be redeemed by the Company.

“Subsidiary” means, for the purpose of the negative pledge covenant set forth in Section 1009 only, (i) a corporation more than 50% of the outstanding voting shares of which is owned, directly or indirectly, by the Company, or by one or more other Subsidiaries or the Company, or by the Company and one or more other Subsidiaries of the Company; (ii) any general partnership, joint venture or similar entity, at least 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by the Company, or by one ore more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company; and (iii) any limited partnership of which the Company or any other Subsidiary of the Company is a general partner.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual yield to maturity or interpolated (on a day-count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

ARTICLE TWO

TERMS OF THE NOTES

Section 2.01. Amendments to Article Ten Relating to Covenants. As it applies to the Notes, Article 10 of the Original Indenture shall be amended to include the following:

“Section 1009. Negative Pledge.

So long as any of the Notes is Outstanding, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, create, assume or incur or permit to be created, assumed or incurred, any Lien on or with respect to any of the assets of the Company or any of the Subsidiaries whether now or hereafter owned, to secure any present or future Capital Markets Indebtedness issued or guaranteed by the Company or any other Person without at the same time according to the Notes, to the satisfaction of the Trustee, the same security or such other arrangement (whether or not comprising security) as the Trustee shall, in its absolute discretion, deem not materially less beneficial to the Holders, or as shall have been approved by an Extraordinary Resolution of the Holders.”

Section 2.02. Amendments to Article Eleven Relating to Redemption of Securities. As it applies to the Notes, Article 11 of the Original Indenture shall be amended to include, and Section 801 of the Original Indenture shall be replaced in its entirety with, the following:

“Section 1109. Change of Control and Put Event.

If a Put Event occurs, the holder of each Note will have the option (a “Put Option”) (unless prior to the giving of the relevant Put Event Notice the Company has given notice of redemption pursuant to the optional redemption rights under the Indenture, as supplemented by this Second Supplemental Indenture) to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) that Note on the date which is seven days after the expiration of the Put Period (as defined below) (the “Optional Redemption Date”) at 101% of its principal amount (the “Optional Redemption Amount”) together with interest accrued to (but excluding) the Optional Redemption Date.

Promptly upon the Company becoming aware that a Put Event has occurred the Company shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Holders of the Notes, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction), give notice (a “Put Event Notice”) to the Holders of the Notes specifying the nature of the Put Event and the procedure for exercising the Put Option.

If the Note is issued in global form or is issued in definitive form and held through DTC, Euroclear or Clearstream, Luxembourg, to exercise the Put Option the Holder of the Note must, within the period (the “Put Period”) of 45 days after a Put Event Notice is given, give notice to the Paying Agent of such exercise in accordance with the standard procedures of DTC, Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by DTC, Euroclear or Clearstream, Luxembourg or any common depositary for them to the Paying Agent by electronic means) in a form acceptable to DTC, Euroclear and Clearstream, Luxembourg from time to time (an “Exercise Notice”) and, if the Note is represented by a global note, at the same time present or procure the presentation of the relevant global note to the Paying Agent for notation accordingly. The Paying Agent to which such notice is delivered will issue to the Holder concerned a non-transferable receipt in respect of the notice received. Payment in respect of any Note will be made, if the Holder duly specified a bank account in the Exercise Notice to which payment is to be made, on the Optional Redemption Date by transfer to that bank account and, in every other case, on or after the Optional Redemption Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. For the purposes of these terms, receipts issued to Holders who give notice of the exercise of the Put Option shall be treated as if they were Notes. The Company shall redeem or purchase (or procure the purchase of) the Notes in respect of which the Put Option has been validly exercised in accordance with the provisions described herein on the Optional Redemption Date unless previously redeemed (or purchased) and cancelled.

Any Exercise Notice, once given, shall be irrevocable except where prior to the Optional Redemption Date an Event of Default shall have occurred and the Trustee shall have accelerated the Notes, in which event such Holder, at its option, may elect by notice to the Company to withdraw the Exercise Notice and instead to treat its Notes as being forthwith due and payable pursuant to an Event of Default pursuant to Section 501 of this Indenture.

If 80% or more in principal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Section 1109, the Company may, on giving not less than 30 nor more than 60 days’ notice to the Holders (such notice being given within 30 days after the Optional Redemption Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Put Event”, or if a rating is procured from a Substitute Rating Agency, the Company shall determine, with the agreement of the Trustee, the rating designations of Moody’s, Fitch or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Section 1109 shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Put Event or Change of Control has occurred, or to seek any confirmation from any Rating Agency pursuant to the definition of Negative Rating Event, and, until it shall have actual knowledge or notice pursuant to the Indenture to the contrary, the Trustee may assume that no Put Event or Change of Control or other such event has occurred.”

Section 2.03. Substitution of Obligor. (a) If so requested by the Company, the Trustee shall, without the consent of the Holders of the Notes, at any time agree with the Company to the substitution in place of the Company (or of any previous substitute under this Section) as the principal debtor under these presents of another company being a successor in business or a Holding Company of the Company or a Subsidiary of such Holding Company (such substituted company being in each case hereinafter called the “Substituted Company”), provided that:

(i) an indenture is executed or some other form of undertaking is given by the Substituted Company in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Company had been named in these presents and on the Notes as the principal debtor in place of the Company (or of any previous substitute under this Section);

(ii) (without prejudice to the generality of paragraph (i) hereof) where the Substituted Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than the United Kingdom, undertakings or covenants shall be given in terms corresponding to the provisions of Section 1004 of the Original Indenture with the substitution for the references to the United Kingdom of references to the territory in which the Substituted Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and Section 1108 shall be modified accordingly;

(iii) (except where the Substituted Company is the successor in business of the Company) an unconditional and irrevocable guarantee is given by the Company to the Trustee, in a form and manner satisfactory to the Trustee, of the payment of all moneys payable by the Substituted Company under these presents;

(iv) two directors of the Company certify to the Trustee that, in their opinion, the substitution will not be materially prejudicial to the interests of the Holders of the Notes and will not have any adverse effect on the payment in a timely manner of all moneys payable under these presents;

(v) the Trustee receives confirmations from each rating agency which has, at the request of the Company, rated the Notes that the substitution will not adversely affect the then current rating of the Notes;

(vi) (an) opinion(s) of independent legal advisor of recognized standing in a form reasonably satisfactory to the Trustee is/are provided to the Trustee as to the validity and enforceability and binding nature under English law and any other relevant jurisdiction of the Substituted Company’s obligations under the indenture or other undertaking given under (i) above and (where applicable) of the Company’s obligations under its guarantee under (iii) above and as to other customary matters and subject to customary assumptions and reservations; and

(vii) the directors of the Substituted Company or any authorized representative thereof shall certify that the Substituted Company is solvent at the time at which the said substitution is proposed to be effected (in which event the Trustee may rely absolutely on such certification and shall not be bound to have regard to the financial condition, profits or prospects of the Substituted Company or to compare the same with those of the Company).

(b) The Trustee may, without the consent of the Holders of the Notes, at any time agree with the Company to the substitution in place of the Company (or of any previous substitute under this Section) as the principal debtor under these presents of a successor in business or a Holding Company of the Company or a Subsidiary of such Holding Company (such substituted company being in each case hereinafter called the Substituted Company) if:

(1) an indenture is executed or some other form of undertaking is given by the Substituted Company in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Company had been named in these presents and on the Notes as the principal debtor in place of the Company (or of any previous substitute under this Section);

(ii) (without prejudice to the generality of paragraph (i) hereof) where the Substituted Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than the United Kingdom, undertakings or covenants shall be given in terms corresponding to the provisions of Section 1004 of the Original Indenture with the substitution for the references to the United Kingdom of references to the territory in which the Substituted Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and Section 1108 of the Original Indenture shall be modified accordingly;

(iii) (except where the Substituted Company is the successor in business of the Company) an unconditional and irrevocable guarantee is given by the Company to the Trustee, in a form and manner satisfactory to the Trustee, of the payment of all moneys payable by the Substituted Company under these presents;

(iv) if the directors of the Substituted Company or any authorized representative thereof shall certify that the Substituted Company is solvent at the time at which the said substitution is proposed to be effected the Trustee may rely absolutely on such certification and shall not be bound to have regard to the financial condition, profits or prospects of the Substituted Company or to compare the same with those of the Company); and

(v) without prejudice to the rights of reliance of the Trustee under the immediately preceding paragraph (iv), the Trustee is satisfied, based on an opinion of counsel, that the said substitution is not materially prejudicial to the interests of the Holders of the Notes.

(c) Any such indenture or undertaking as provided in sub-sections (a) and (b) above shall, if so expressed, operate to release the Company or any such previous substitute as aforesaid from any or all of its obligations under these presents. Not later than 14 days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Company shall give notice thereof in a form previously approved by the Trustee to the Holders of the Notes in the manner provided in Section 106 of the Original Indenture. Upon the execution of such documents and compliance with the said requirements, the Substituted Company shall be deemed to be named in these presents as the principal debtor in place of the Company (or in place of any previous substitute under this Section) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without prejudice to the generality of the foregoing, references in these presents to the Company shall, where the context so requires, be deemed to be or include references to the Substituted Company.

(d) In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorization, determination or substitution), the Trustee shall have regard to the general interests of the Holders of the Notes as a class but shall not have regard to any interests arising from circumstances particular to individual Holders of Notes (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders of Notes (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder of Notes be entitled to claim, from the Company, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise for an individual Holder of Notes except to the extent already provided for in Section 1004 and/or any undertaking given in addition to, or in substitution for, Section 1004 pursuant to these presents.

Section 2.04. Optional Redemption. (a) The Company may redeem each of the 2013 Notes and the 2018 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of such series of notes or (ii) the sum of the present values of the principal amount of such series of notes and the Remaining Term Interest on such series of notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 0.30%, plus in each case accrued interest thereon to but excluding the date of redemption.

Section 2.05. Notice of Redemption. As it applies to the Notes, the first sentence of Section 1104 of the Original Indenture shall be replaced in its entirety with the following:

“Notice of any redemption will be mailed at least 15 days but not more than 30 days before the redemption date to each holder of notes to be redeemed.”

Section 2.06. Optional Redemption Due to Changes in Tax Treatment. The Notes may be redeemed by the Company subject to the terms of Section 1108 of the Original Indenture in respect of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or the Company’s successor’s jurisdiction of incorporation, domicile or residence) or of any political subdivision or taxing authority of or in the United Kingdom (or the Company’s successor’s jurisdiction of incorporation, domicile or residence) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom (or the Company’s successor’s jurisdiction of incorporation, domicile or residence) is a party, which change, execution or amendment becomes effective on or after the date on which agreement is reached to issue the first tranche of the relevant series of Notes (or the date a party incorporated, domiciled or resident in a jurisdiction other than the U.K. becomes the Company’s successor, as applicable).

Section 2.07. Additional Amounts. (a) As it applies to the Notes, Section 1004(e) of the Original Indenture shall be replaced in its entirety with the following:

“(e) any tax, duty, assessment or other governmental charge which would not have been imposed, withheld or deducted if presentation for payment had been made to a Paying Agent in a member state of the European Union other than the Paying Agent to which such presentation is made.”

(b) As it applies to the Notes, Section 1004(g) of the Original Indenture shall be replaced in its entirety with the following:

“(g) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with or introduced in order to conform to such Directive;”

(c) As it applies to the Notes, Section 1004 of the Original Indenture shall be amended to include the following:

“(h) any combination of items (a), (b), (c), (d), (e), (f) and (g) above;”

(d) As it applies to the Notes, Section 1004(a)(ii)(x) of the Original Indenture shall be deleted.

Section 2.08. Events of Default. As it applies to the Notes, Section 501 of the Original Indenture shall be replaced in its entirety with the following:

“Section 501. Events of Default. If any one or more of the following events shall occur:

(a) failure by the Company to pay any interest on any debt security of that series when due, continued for 30 days, or the Company’s failure to pay principal of or premium, if any, on any debt security of that series when due; or

(b) there is a failure in the performance of any obligation under the debt securities or the indenture other than an obligation to make payment of principal or interest thereunder: (i) which in the opinion of the Trustee, based on an opinion of counsel, is incapable of remedy; or (ii) which, being in the opinion of the Trustee, based on an opinion of counsel, capable of remedy, continues for more than 90 days after written notification requiring such failure to be remedied shall have been given to the Company by the Trustee; or

(c) except for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the Trustee or for the purposes of a consolidation or merger or conveyance, transfer or lease permitted by the terms of the indenture, an order is made (and not discharged or stayed within a period of 90 days) or an effective resolution is passed for the Company’s winding-up or an administration order is made in relation to the Company; or

(d) an administrative or other receiver is appointed of the whole or substantially the whole of the Company’s assets and is not removed, paid out or discharged within 90 days or, following such 90 day period, the appointment is not being disputed in good faith;

(e) the Company is unable to pay its debts or make a general assignment for the benefit of its creditors; or

(f) any of the Company’s loan or other indebtedness for borrowed money (if applicable, translated into sterling), amounting in aggregate to not less than the higher of £25,000,000 and 1% of the Adjusted Share Capital and Reserves, becomes due and repayable prematurely by reason of an event of default (however described) or the Company fails to make any payment in respect thereof on the due date for such payment (as extended by any applicable grace period as originally provided) or the security for any such loan or other indebtedness for borrowed money becomes enforceable and steps are taken to enforce the same or default is made by the Company in making any payment due (if applicable, translated into sterling), amounting in aggregate to not less than the higher of £25,000,000 and 1% of the Adjusted Share Capital and Reserves, under any guarantee or indemnity given by it in respect of any loan or other indebtedness for borrowed money;

the Trustee may at its discretion, and if so directed by Extraordinary Resolution of the Holders of the Notes or in writing by the Holders of at least 25% in nominal amount of the Notes then outstanding shall, (but in the case of (b), (c), (d), (e) and (f) above only if it certifies that such event is, in its opinion, based on an opinion of counsel, materially prejudicial to the interests of Holders of the Notes), give notice to the Company that the Notes are, and they shall accordingly immediately become, due and repayable each at their early redemption amount, plus accrued interest, if any; or

(g) any other Event of Default provided with respect to Securities of that series.

Section 2.09. Defeasance and Discharge. The Company may release itself from any payment or other obligations on the Notes pursuant to Section 403 of the Original Indenture.

Section 2.10. Maintenance of Office or Agency. The Company shall maintain one or more Paying Agents in each Place of Payment for the Notes. The Corporate Trust Office of the Trustee in The City of New York shall be the Paying Agent for the Notes. At any time, the Company may designate additional Paying Agents, rescind the designation of any Paying Agents, or approve a change in the office through which a Paying Agent acts. However, the Company is required to maintain a Paying Agent in London.

Section 2.11. Notices. As it applies to the Notes, Section 106 of the Original Indenture shall be amended to include the following:

“All notices regarding the Notes shall be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. The Company shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice shall be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, a notice shall be given in such other manner, and shall be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive notes are issued, there may, so long as any global note representing the Notes are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to DTC for communication by them to the Holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice shall be published in a daily newspaper of general circulation in the place of or place required by those rules. Any such notice shall be deemed to have been given to the Holders of the Notes on the seventh day after the day on which the said notice was given to DTC.

Notices to be given to any Holder of the Notes shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Paying Agent. Whilst any of the Notes are represented by a global note, such notice may be given by any Holder of a Note to the Paying Agent through DTC in such manner as the Paying Agent and DTC may approve for this purpose.

Section 2.12. Option Redemption Due to Changes in Tax Treatment. The cross-reference in the first paragraph of Section 1108 of the Original Indenture to Section 301(8) of the Original Indenture shall be replaced with a cross-reference to Section 301(7) of the Original Indenture.

ARTICLE THREE

SECURITY FORMS

Section 3.01. Form of Securities. The 2013 Notes shall be substantially in the form set forth in Exhibit A hereto and the 2018 Notes shall be substantially in the form set forth in Exhibit B hereto.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01. Effect of the Second Supplemental Indenture. This Second Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and Second Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided, however, that Section 1109 included in this Second Supplemental Indenture shall replace Section 801 of the Original Indenture in its entirety. All provisions included in this Second Supplemental Indenture supersede (i) any conflicting provisions included in the Original Indenture unless not permitted by law and (ii) all provisions included in the First Supplemental Indenture in its entirety. The provisions of this Second Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of Securities by the Company and all references to provisions of the Original Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by the Second Supplemental Indenture.

Section 4.02. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03. Trustee Makes no Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 4.04. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Second Supplemental Indenture.

Section 4.05 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture, and each signed copy shall be an original, but all such counterparts shall represent but one and the same agreement.

Section 4.06. Successor and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company, the Trustee and the Holders shall bind their respective successors and assigns, whether so expressed or not.

Section 4.07. Severability Clause. In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.08. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Securities shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and Holders) any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

The Common Seal of BRITISH TELECOMMUNICATIONS plc hereunto affixed is authenticated

By:	/s/ H.G. Brierley
Name:	H.G. Brierley
Title:	Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ James Heaney
Authorized Signatory

Exhibit A

[FORM OF REGISTERED SECURITY]

[FORM OF FACE OF REGISTERED SECURITY]

BRITISH TELECOMMUNICATIONS PLC

5.15% NOTES DUE 2013

No. C

U.S.$

ISIN

CUSIP

British Telecommunications plc, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay _____________, or registered assigns, the principal sum of U.S.$_____________ on January 15, 2013 and to pay interest thereon from the date hereof, semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2008 (each an “Interest Payment Date”), at a rate of 5.15% per annum, until the principal hereof is paid or made available for payment, calculated on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided for in such Indenture, be paid to the Person in whose name this Security (or one more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of the month in which an interest payment is due.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Trustee shall act as Paying Agent with respect to the Securities of this series.

Reference is hereby made to the further provisions of this Security set forth in the Indenture and to the provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated: December 12, 2007

The Common Seal of BRITISH TELECOMMUNICATIONS plc hereunto affixed is authenticated:

By:
Name:
Title:

(See reverse for additional terms)

CERTIFICATE OF AUTHENTICATION

This is one of the 5.15% Notes due 2013 described in the within-mentioned Indenture.

Dated: December 12, 2007

LAW DEBENTURE TRUST COMPANY OF NEW YORK As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF REGISTERED SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of December 12, 2000 (the “Original Indenture”) between the Company and Law Debenture Trust Company of New York, as successor Trustee under the Indenture (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated December 12, 2000 (the “First Supplemental Indenture”) between the Company and the Trustee, and the Second Supplemental Indenture dated as of December 12, 2007, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$600,000,000. The Securities of this series are issued in registered form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 1004 of the Indenture.

The Company may redeem the Securities, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of such notes or (ii) the sum of the present values of the principal amount of such note and the Remaining Term Interest on such note (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis at the Treasury Rate plus 0.30%, plus in each case interest accrued to but excluding the date of redemption.

The Securities may also be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Company satisfies the Trustee that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or of any political subdivision or taxing authority of or in the United Kingdom or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, execution or amendment becomes effective on or after the date on which agreement is reached to issue the first tranche of such series of Notes the Company has been or will be required to pay additional amounts with respect to the Securities as described in Section 1004 of the Indenture. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied. Such Officers’ Certificate shall attach a certificate of an independent lawyer or accountant satisfactory to the Trustee in form and content reasonably satisfactory to the Trustee to the effect that the circumstances required to be established for this provision pursuant to Section 1108 of the Indenture exist.

Notice of any redemption shall be mailed at least 15 days but not more than 30 days before the redemption date to each holder of Securities to be redeemed. All Securities surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Securities surrendered for payment or exchange, in accordance with its note destruction policy; provided, however, that and if Securities are destroyed, the Trustee shall deliver a certificate of destruction to the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the relevant Securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and not less than a majority in principal amount of the Securities at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series. The Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B

[FORM OF REGISTERED SECURITY]

[FORM OF FACE OF REGISTERED SECURITY]

BRITISH TELECOMMUNICATIONS PLC

5.95% NOTES DUE 2018

No. D

U.S.$

ISIN

CUSIP

British Telecommunications plc, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay _______________________, or registered assigns, the principal sum of U.S.$ ____________ on January 15, 2018 and to pay interest thereon from the date hereof, semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2008 (each an “Interest Payment Date”), at a rate of 5.95% per annum, until the principal hereof is paid or made available for payment, calculated on the basis of 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided for in such Indenture, be paid to the Person in whose name this Security (or one more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of the month in which an interest payment is due.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Trustee shall act as Paying Agent with respect to the Securities of this series.

Reference is hereby made to the further provisions of this Security set forth in the Indenture and to the provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated: December 12, 2007

The Common Seal of BRITISH TELECOMMUNICATIONS plc hereunto affixed is authenticated:

By:
Name:
Title:

(See reverse for additional terms)

CERTIFICATE OF AUTHENTICATION

This is one of the 5.95% Notes due 2018 described in the within-mentioned Indenture.

Dated: December 12, 2007

LAW DEBENTURE TRUST COMPANY OF NEW YORK As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF REGISTERED SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of December 12, 2000 (the “Original Indenture”) between the Company and Law Debenture Trust Company of New York, as successor Trustee under the Indenture (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated December 12, 2000 (the “First Supplemental Indenture”) between the Company and the Trustee, and the Second Supplemental Indenture dated as of December 12, 2007, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$600,000,000. The Securities of this series are issued in registered form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 1004 of the Indenture.

The Company may redeem the Securities, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of such notes or (ii) the sum of the present values of the principal amount of such note and the Remaining Term Interest on such note (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis at the Treasury Rate plus 0.30%, plus in each case interest accrued to but excluding the date of redemption.

The Securities may also be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Company satisfies the Trustee that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or of any political subdivision or taxing authority of or in the United Kingdom or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, execution or amendment becomes effective on or after the date on which agreement is reached to issue the first tranche of such series of Notes the Company has been or will be required to pay additional amounts with respect to the Securities as described in Section 1004 of the Indenture. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied. Such Officers’ Certificate shall attach a certificate of an independent lawyer or accountant satisfactory to the Trustee in form and content reasonably satisfactory to the Trustee to the effect that the circumstances required to be established for this provision pursuant to Section 1108 of the Indenture exist.

Notice of any redemption shall be mailed at least 15 days but not more than 30 days before the redemption date to each holder of Securities to be redeemed. All Securities surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Securities surrendered for payment or exchange, in accordance with its note destruction policy; provided, however, that and if Securities are destroyed, the Trustee shall deliver a certificate of destruction to the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the relevant Securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and not less than a majority in principal amount of the Securities at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series. The Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.